As filed with the Securities and Exchange Commission on November 29, 2012

Registration No. 333-183135

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLANTIC POWER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	4900 (Primary Standard Industrial Classification Code Number)	55-0886410 (I.R.S. Employer Identification Number)

One Federal Street, Floor 30
Boston, Massachusetts 02110
(617) 977-2400
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Barry E. Welch
President and Chief Executive Officer
Atlantic Power Corporation
One Federal Street, Floor 30
Boston, Massachusetts 02110
(617) 977-2400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jeffrey S. Levy, Esq. Vice President, Legal Atlantic Power Corporation One Federal Street, Floor 30 Boston, Massachusetts 02110 Tel: (617) 977-2400	Alan L. Beller, Esq. Craig B. Brod, Esq. Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Tel: (212) 225-2000 Fax: (212) 225-3999

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered pursuant on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-183135) (the “Registration Statement”) of Atlantic Power Corporation is being filed pursuant to Rule 462(d) and 462(e) of the Securities Act of 1933, as amended, solely for the purpose of adding Exhibits 4.4 and 4.5 and amending Exhibits 5.1, 5.2, 5.3, 12.1, 23.1, 23.2, 23.3 and 25.1 to the original filing of the Registration Statement, filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2012.  Other than the addition and amendment of exhibits and corresponding changes to “Part II — Item 16. Exhibits,” the exhibit index, and the signature page, the remainder of the Registration Statement is unchanged.  Accordingly, the prospectus that forms a part of the Registration Statement is not reproduced in this Post-Effective Amendment No. 1.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are estimated) to be paid by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$	*
FINRA filing fee		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and related expenses		**
Trustee fees and expenses		**
Miscellaneous expenses		**

Total	$

*  To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

** These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia), which we refer to as the “BC Act,” we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of another corporation or one of our affiliates, and his or her heirs and personal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or her including an amount paid to settle an action or satisfy a judgment in respect of any legal proceeding or investigative action to which he or she is made a party by reason of his or her position and provided that the director or officer acted honestly and in good faith with a view to the best interests of Atlantic Power Corporation or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful. Other forms of indemnification may be made with court approval.

In accordance with our Articles, we shall indemnify every director or former director, or may, subject to the BC Act, indemnify any other person. We have entered into indemnity agreements with our directors and executive officers, whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the BC Act.

Our Articles permit us, subject to the limitations contained in the BC Act, to purchase and maintain insurance on behalf of any person, as the board of directors may from time to time determine. Our directors and officers liability insurance coverage consists of three policies with aggregate limits of $50 million.

The foregoing summaries are necessarily subject to the complete text of the statute and our Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.

Item 16.    Exhibits.

A list of exhibits is set forth on the Index to Exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 29th day of November, 2012.

ATLANTIC POWER CORPORATION

By:	/s/ BARRY E. WELCH
Barry E. Welch
President, Chief Executive Officer (Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY E. WELCH	President, Chief Executive Officer and Director (principal executive officer)	November 29, 2012
Barry E. Welch

/s/ TERRENCE RONAN	Chief Financial Officer (principal financial and accounting officer)	November 29, 2012
Terrence Ronan

*	Chairman of the Board	November 29, 2012
Irving R. Gerstein

*	Director	November 29, 2012
Kenneth M. Hartwick

*	Director	November 29, 2012
Richard Foster Duncan

*	Director	November 29, 2012
John A. McNeil

*	Director	November 29, 2012
Holli Ladhani

* By:	/s/ BARRY E. WELCH
Barry E. Welch
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.		Description
1.1	***	Form of Underwriting Agreement

4.1	**	Form of common share certificate (incorporated by reference to our registration statement on Form 10-12B filed on April 13, 2010)

4.2	**

Trust Indenture, dated as of December 17, 2009, between Atlantic Power Corporation and Computershare Trust Company of Canada (incorporated by reference to Exhibit 4.4 to our registration statement on Form 10-12B filed on April 13, 2010)

4.3	**	Form of New York law indenture between Atlantic Power Corporation and a trustee to be named

4.4	*

Third Supplemental Indenture to Trust Indenture, dated August 17, 2012, between Atlantic Power Corporation and Computershare Trust Company of Canada (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on August 20, 2012)

4.5	*	Fourth Supplemental Indenture to Trust Indenture, dated November 29, 2012, among Atlantic Power Corporation, Computershare Trust Company of Canada, and Computershare Trust Company, N.A.

5.1	*	Opinion of Goodmans

5.2	*	Opinion of Goodmans LLP

5.3	*	Opinion of Cleary Gottlieb Steen & Hamilton LLP

12.1	*	Statement re Computation of Ratios

23.1	*	Consent of Goodmans (included in Exhibit 5.1)

23.2	*	Consent of Goodmans LLP (included in Exhibit 5.2)

23.3	*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.3)

23.4	**	Consent of KPMG LLP

23.5	**	Consent of KPMG LLP

23.6	**	Consent of PricewaterhouseCoopers LLP

23.7	**	Consent of KPMG LLP

24.1	**	Power of Attorney

25.1	*	Form T-1 Statement of Eligibility of Computershare Trust Company, N.A.

*             Filed or incorporated by reference herewith.

**           Previously filed or incorporated by reference.

***         To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.